ITEX Corporation Announces Credit Facility Increase

U.S. Bank Expands Line of Credit to $3 million

Bellevue, WA – November 29, 2010 – ITEX Corporation (OTCBB: ITEX), The Membership Trading CommunitySM, a leading marketplace for cashless business transactions in North America, today announced that the credit facility with its primary banking institution had been expanded to $3 million.

ITEX and U.S. Bank entered into an agreement to increase the maximum loan amount under its revolving credit facility from $2.5 million to $3 million. The interest rate of the facility is one-month LIBOR + 2%; equivalent to a current interest rate of 2.3125%.

Steven White, Chairman and CEO noted, “U.S. Bank has been a great partner over the years and we appreciate the support it has provided to help us expand our business. We are in a great position to pursue opportunities as they may arise, with access to more than $8 million in capital, which includes our existing cash reserves.”

Timothy J. Flynn, Vice President of Commercial Banking for U.S. Bank, commented, “We are pleased with ITEX’s consistent financial performance and overall success during the last seven years.  During this period, ITEX has done an exceptional job strengthening its balance sheet and demonstrating sound fiscal management.  These factors, along with our positive and open communications with ITEX’s management, were instrumental in approving the line of credit.”

About ITEX

ITEX, The Membership Trading Community SM, is a thriving network of participating member businesses.  Members increase sales through an exclusive distribution channel managed by franchisees, licensees and corporate-owned locations, by utilizing ITEX dollars to exchange goods and services.  ITEX is powered by ITEX Payment Systems, the leading payment technology platform for processing cashless business transactions.  ITEX is headquartered in Bellevue, WA.  For more information, please visit ITEX’s website at www.itex.com.  We routinely post important information on the investor relations portion of our website.

Forward-Looking Statements

This press release contains forward-looking statements that involve risks and uncertainties concerning our expected performance (as described without limitation in the quotations from current management in this release) and comments within the safe harbor provisions established under The Private Securities Litigation Reform Act of 1995. Actual results may differ materially from the results predicted and reported results should not be considered as an indication of our future performance. We believe that these potential risks and uncertainties include, without limitation:  our revenue growth and success being tied to the operations of our broker network; our future revenue growth remaining uncertain; our brokers taking actions that could harm our business or our reputation; our failure to deal effectively with member disputes; our business being subject to online security risks; unplanned system interruptions or system failures; claims and lawsuits against us that may result in adverse outcomes; and the effect of changes in the overall economy and in technology..  Statements in this release should be evaluated in light of these factors.  These risk factors and other important factors that could affect our business and financial results are discussed in our periodic reports and filings with the Securities and Exchange Commission, including our Forms 10-K and Forms 10-Q, which are available at www.sec.gov. ITEX undertakes no duty to update or revise any forward-looking statements.

Important Additional Information

ITEX Corporation has filed with the Securities and Exchange Commission (“SEC”) and mailed to its stockholders a definitive proxy statement in connection with its 2010 annual meeting of stockholders.  Stockholders are strongly advised to read ITEX’s definitive proxy statement and the accompanying WHITE proxy card before making any voting decisions.  The definitive proxy statement contains information regarding the names, affiliations and interests of ITEX’s directors, its nominees for director, and certain of its officers and employees that are deemed, along with ITEX, to be participants in the solicitation of proxies from stockholders in connection with its 2010 annual meeting.  Investors and stockholders may obtain copies of the Company’s definitive proxy statement, any amendments or supplements to the proxy statement and other documents filed by the Company with the SEC in connection with its 2010 annual meeting free of charge at the SEC’s website at www.sec.gov, or on ITEX’s website at www.itex.com.

Contact:
Alan Zimmelman
ITEX Corporation
425.463.4017
alan@itex.com

For more information, please visit www.itex.com